                                                                 EXHIBIT 1.10(a)


AMERICAN GENERAL LIFE INSURANCE COMPANY
Home Office: Houston, Texas
APPLICATION FOR LIFE INSURANCE

1.  Names of persons proposed for insurance:

    First Name  Middle Name  Last Name  Sex  Relationship
    Date of Birth  Ins. Age  Place of Birth    Height    Weight


A.  Drivers Lic Num & State:_________________SS#___________________
B.  Drivers Lic Num & State:_________________SS#___________________
C.
D.
For child or family benefits, list only children who are natural or legally adopted children of the Primary Proposed Insured or Spouse and who actually reside at the address of the Primary Proposed Insured.

2.  Present Residence of Primary Proposed Insured
    Address
    City    State    ZIP
    Telephone     No. of Yrs.


3.  OCCUPATION Proposed Insured A

    Occupation    Yrs.
    Employer Name
    Address
    City__________________State______Zip______
    Telephone
    Proposed Insured B
    Occupation    Yrs.
    Employer Name
    Address
    City__________________State______Zip______
    Telephone



4.  Has proposed insured A or B used tobacco in any form in the past 24 months?
    Proposed Insured A       Yes      No    Proposed Insured B     Yes     No

5.  Plan of basic insurance:                   Amount

    ____________________                  $______________
    Planned Periodic Premium              $______________
    Lump Sum Payment                      $______________
    Benefit Option:         1 - Level    2 - Increasing
    Are you requesting Select Rates?     Yes     No


6.  Additional benefits to be added        Amount
        Maturity Extension Rider - Death Benefit

        Maturity Extension Rider - Accumulation Value
        Terminal Illness Rider

  Waiver of Premium/Waiver of Monthly Deduction
  Waiver of Monthly Guarantee Premium
  Accidental Death Benefit                              $______________
        Spouse/Other Insured Rider                      $______________
        FIB __________ Units      CIB___________ Units
        Additional Insurance Option                     $______________
        Joint Insurance 4-Year Term                     $______________
        First-to-die Term Rider                         $______________
        Joint Term                                      $______________
        Joint ART  A n   B n                            $______________
        Automatic Increase Rider                         ______________%
        Return of Premium Death Benefit Option
        Premium Assurance Rider
        Other _____________                             $______________


7.  Premiums to be paid

       Automatic Bank Check                             Direct
       List Bill or Government Allotment    List Bill #_______________
       Company_______________________________________________
       Annually          Semi-Annually        Quarterly
     Amount paid with application $ _______________ or     None


8.   Beneficiary Designation Proposed Insured A

      First_______________________________  Relationship_________________
      Second______________________________  Relationship_________________
      Trust Name__________________________  Date of Trust________________
     Proposed Insured B
      First_______________________________  Relationship_________________
      Second______________________________  Relationship_________________
      Trust Name__________________________  Date of Trust________________


9.   Premium  PAYOR
     Name________________________________
     Address______________________________
     City___________________State_____ ZIP__________
     Relationship to Primary Proposed Insured_________________________ Secondary Payor
     Name_______________________________
     Address____________________________
     City____________________State_____ ZIP___________

10. Policyowner and taxpayEr identification number (must be completed) Policyowner Name_________________________
     Address_________________________________
     City___________________State________ZIP__________

     Social Security or Tax ID Number ___________________
     Policyowner Date of Birth _______________
       Insured         Other  Relationship
     Contingent Owner Designation
     Contingent Policyowner Name____________________________
     Social Security or Tax ID Number _________________________________
     (Contingent Policyowner designation becomes effective upon the death of the Primary Owner)

11.  INCLUDE AUTOMATIC PREMIUM LOAN IF AVAILABLE?     Yes      No
     Home Office Endorsement Only. May not be used in any state where prohibited.

12.  HAS ANY PERSON PROPOSED FOR INSURANCE DURING THE LAST 12 MONTHS

     a. had a heart attack, stroke, cancer, diabetes, or disorder of the immune system? Yes No
     b. been confined to a hospital or other health care facility and/or been advised to have any diagnostic test or surgery not yet performed?
         Yes    No


Temporary insurance is not available if there are any "yes" answers to question number 12

13.  REPLACEMENTS, EXCHANGES, CONVERSIONS

     If this is a replacement, required state replacement forms and disclosures must be used. If state does not require Policy Comparison Form, you must attach AGL Replacement Comparison Guide (L8726).
     a. List below all Life Insurance policies in force and applied for in all companies.
         (Use explanations section on pg. 3 if necessary.)



Proposed      Proposed   Company   Year   Coverage     Amount      Is Beneficiary     Replace
 Insured      Insured             Issued    Life        ADB          Business or     Yes   No
A             B                                                        Personal


                                                                                 Proposed Insured
                                                                                     A      B-D
                                                                                 Yes  No  Yes  No

b.   Is this insurance intended to be a 1035 tax-free exchange?
c.   Is this insurance intended to be a term conversion?
d. Will this insurance replace, change, or use the cash value of any existing insurance policy or annuity?

                       PART 2. UNDERWRITING INFORMATION

Important:  QUESTIONS 1 & 2 MUST BE ANSWERED EVEN IF A MEDICAL EXAM WILL BE
            PROVIDED)

PROVIDE DETAILS TO ANY YES ANSWERS UNDER EXPLANATIONS ON PAGE 3

1.  Has any Proposed Insured:

                                                             Proposed Insured
                                                                 A      B-D
                                                              Yes No   Yes No

     a. in the past 2 years flown in any type of aircraft or plan to fly in the future, other than as a passenger? (If "Yes" complete Military & Civilian Aviation Supplement.)
     b. in the past 2 years participated or expect to participate in any vehicle racing on land or water, bobsledding, scuba or skin diving, skydiving or parachuting, ultralight aviation, or mountaineering?
          (If "Yes" complete Avocation Questionnaire.)
     c. during the past 90 days submitted an application for life insurance to any other company or is any contemplated?
     d. ever had a life insurance application modified, rated, declined, postponed, withdrawn, canceled, or refused for renewal?
     e. any intention of traveling or residing outside the United States or Canada within the next 24 months?
     f. during the past 3 years been refused a driver's license, had a moving violation, or been involved in 1 or more accidents?
          (If "Yes" give license number, issue state & details.)
     g. ever used cocaine, barbiturates, heroin, or other narcotic drugs, except as legally prescribed by a physician?
     h. ever sought, received advice, counseling or treatment for the use of alcohol, marijuana, barbiturates, or drugs including prescription drugs?

2. Has any Proposed Insured ever been diagnosed or treated by any member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS)?

3.   Has any Proposed Insured in the past 3 years ever had:
     a.  fainting spells, nervous disorder, convulsions or paralysis?
     b.  pain or discomfort in the chest, or shortness of breath?
     c.  disorder of the stomach, intestines, rectum or blood in the urine?


4. Has any Proposed Insured ever consulted a physician for or been diagnosed or treated for:

                                                             Proposed   Insured
                                                                 A        B-D
                                                               Yes No    Yes No

     a.  mental disorder, epilepsy or stroke?
     b. disease or disorder of the heart or blood vessels, heart attack, high blood pressure, or rheumatic fever?
     c.  elevated cholesterol?
     d.  disease or disorder of the lungs, asthma, emphysema, or tuberculosis?

     e. disease or disorder of stomach, intestines, rectum, liver, or gall bladder?
     f.  disease or disorder of the kidney, bladder, or prostate gland?
     g.  sugar, albumin, blood, or pus in the urine?
     h. cancer, tumor, syphilis, diabetes, gland or blood disorder, ulcer, rupture, or disease or disorder of the breast or reproductive organs?

5.   Has any Proposed Insured during the past 3 years:

     a. received or claimed disability or hospital indemnity benefits or a pension for any injury, sickness, disability or impaired condition?
     b. had any other impairment, sickness, laboratory tests, or diagnostic procedures? c been confined in a hospital or other health care facility, had a blood transfusion, or had surgery performed, advised, or contemplated?


6.   Is any Proposed Insured now taking any medication or under any treatment?
7. Medical Exam Certificate (Complete when submitting a medical examination from another company.)
     a.   Attached examination is on the life of:
     b. Name of insurance company for which examination was made and date of the examination:
          Company        Date of Exam
     c. Has Proposed Insured A or B consulted a doctor or other practitioner or received medical or surgical advice since the date of the examination?
     d. To the best of Proposed Insured A's or B's knowledge and belief, are any statements in the examination now inaccurate, as of today?

                                   FAMILY HISTORY

Proposed Insured A
Family                  If living        If not living,   State of health or
History                 current age(s)   age at death     cause & date of death

Father
Mother
Brothers
& Sisters

Proposed Insured B
Family                  If living        If not living,   State of health or
History                 current age(s)   age at death     cause & date of death
Father
Mother
Brothers
& Sisters



9.   PERSONAL PHYSICIAN INFORMATION

Proposed Insured A                  Proposed Insured B
Who is your personal physician?     Who is your personal physician?



Name:_______________________            Name:________________________
Address:____________________            Address:_____________________
City State Zip______________            City State Z_________________
Phone:______________________            Phone:_______________________
Date personal physician was last seen?    Date personal physician
was last seen?
Reason Seen?                              Reason Seen?

EXPLANATIONS:
Details of any "Yes" answers to questions 1-7. Identify question number; circle applicable items; include diagnosis, treatment dates, duration, and names and addresses of all attending physicians and health care facilities.

QUES    (Proposed) Insured A        QUES      (Proposed) Insureds B-D



                         PART 3. FINANCIAL INFORMATION


FINANCIAL INFORMATION MUST BE COMPLETED (1) FOR BUSINESS INSURANCE OR (2) FOR A PROPOSED INSURED AGE 65 OR OVER OR (3) WHERE THE FACE AMOUNT EXCEEDS $250,000 FOR PROPOSED INSUREDS UNDER AGE 65. IF FACE AMOUNT APPLIED FOR IS $1 MILLION OR MORE, PROVIDE AN EXPANDED FINANCIAL STATEMENT. I BELIEVE THAT THIS PURCHASE OF LIFE INSURANCE IS SUITABLE FOR THIS APPLICANT/INSURED, BASED UPON THE APPLICANT'S NEEDS, FINANCIAL SITUATION AND INSURANCE OBJECTIVES.

1.   For personal insurance:
     a.  What is the purpose of the insurance? Check all that apply.
         Estate preservation Family protection Mortgage protection Charitable Other _______
     b.  What is the Proposed Insured(s)

         1)  Annual earned income $_______________ 3)Total assets $____________
         2) Annual interest & other income $____________(include retained earnings)
         4)  Total liabilities $_______________________
2.   For business insurance:

     a.  What is the purpose of the insurance? Check all that apply.
         Key person  Buy-Sell  Split dollar  Stock redemption
         Creditor    Other
     b.  Annual net profit before taxes:  Last year $__________
         2 years ago $____________ net worth $______________
     c.  If key person insurance: Retained earnings $____________  Yes    No
         1)  Are all partners or key people to be covered?

        2) Does either Proposed Insured have an ownership interest in the business?
            If "Yes" what is Proposed Insured A's percent of ownership?_______% If "Yes" what is Proposed Insured B's percent of ownership?_______%

SPECIAL INSTRUCTIONS

               AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I hereby give my consent to: (1) any physician or medical practitioner; (2) hospital, clinic, or other health care facility; (3) insurance or reinsurance company; (4) consumer reporting agency, insurance support organization; (5) my employer; or (6) the Medical Information Bureau, Inc., to give to American General Life Insurance Company (American General Life) all information it has pertaining to: (1) my medical consultations, treatments or surgeries; (2) hospital confinements which concern the physical and mental condition of myself, my spouse or my minor children; (3) my use of drugs or alcohol; or (4) any other non-health (non-medical) information.

In turn, American General Life is free to disclose such information and any information developed during its evaluation of my application to: (1) its reinsurers; (2) the Medical Information Bureau, Inc.; (3) other insurance companies; (4) me; (5) any physician designated by me; or (6) any person or entity required to receive such information by law or as I may further consent.

I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent from American General Life.

This consent shall be valid for thirty (30) months from the date stated below. I agree that a photocopy of this consent shall be as valid as the original.
I authorize American General Life to obtain an investigative consumer report on me. I understand that I may: (1) request to be interviewed in connection with the preparation of the investigative consumer report; and (2) receive, upon written request, a copy of such report if no personal interview is in fact conducted.

DECLARATION. I have read the above statements or they have been read to me. I represent that the above statements are true and complete to the best of my knowledge and belief. I understand that any misrepresentation contained in this application and relied on by the Company may be used to reduce or deny a claim or void the policy if it is within its contestable period and if such misrepresentation materially affects the acceptance of the risk. Except as may be provided in a Limited Temporary Life Insurance Agreement for which all eligibility requirements are met, I understand and agree that no insurance shall be in effect pursuant to this application, or under any policy issued by the Company, until: (1) the policy has been delivered and accepted; (2) the full first mode premium for the issued policy has been paid; and, (3) between the date of the application and the delivery and acceptance of the policy, there has been no material change in the health of any person proposed for insurance. I understand and agree that no agent is authorized to: (1) accept risks or pass upon insurability; (2) make or modify contracts; or (3) waive any of the Company's rights or requirements.

I have received a copy of the Fair Credit Reporting Act, Medical Information Bureau (MIB), Insurance Information Practices, and Telephone Interview Information notices.

IF ELIGIBLE: I have received and accepted the Limited Temporary Life Insurance Agreement. Temporary insurance is available only if: (1) the full first mode premium is submitted with this application; and (2) only "No" answers have been given in Part 1, Question 12.

Any person who includes any false or misleading information on an application for insurance policy is subject to criminal and civil penalties.

Under penalties of perjury, I certify: (1) that the number shown on this application is my correct social security (or taxpayer identification) number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at  ___________________________ Date:  ________________
                 city      state

X__________________________________       X_______________________________
SIGNATURE OF PROPOSED INSURED A             SIGNATURE OF OWNER/TRUSTEE
(If below age 15, signature of parent       Primary Proposed Insured. Show
 or  guardian.)                             officer's title if signing for
                                            firm.)


X__________________________________
SIGNATURE OF OWNER
X       X      X

X___________________________________      X_______________________________
SIGNATURE OF PROPOSED INSURED B            SIGNATURE OF OWNER

X___________________________________
SIGNATURE OF OWNER

I certify that I have truthfully and accurately recorded on the application the information supplied by the Proposed Insured(s) and personally witnessed the signature(s) of the Proposed Insured(s).

X_______________________        ______________________     ______________
 AGENT NAME (Please Print)         SIGNATURE OF AGENT        AGENT No.

X_______________________
 STATE LICENSE NO.

              AGENT'S REPORT (MUST be completed to issue policy.)


1. If Primary Proposed Insured has lived at present address less than 5 years, list previous addresses for the past 5 years, with dates.

     List address where correspondence should be sent, if different than the Primary Proposed Insured's or Owner's address shown in Part 1.

2.   Current marital status
      Married       Single        Divorced       Separated       Widowed


3.   If married, what amount of insurance is in force on the spouse? $__________

4. If primary proposed insured is a child, what amount of insurance is in force on the father and/or mother?
                                                             $__________________

5.   How long have you known the proposed insured(s)?
     Insured A ______________  Insured B ______________


6.   Are you related by blood or marriage to any proposed insured?
      Yes         No      Relationship



7. Did you personally see all proposed insureds and ask each and every question and accurately record their answers yourself?
      Yes        No      If "No" give details in Remarks.

8.   Which of the following have you scheduled?
     Blood Profile
     HOS
     Inspection
     Resting EKG
     Stress EKG
     Chest X-Ray


Para Med
     NAME OF EXAMINER/SERVICE DATE
Medical
     NAME OF EXAMINER/SERVICE DATE
APS from
     DOCTOR  DATE
APS from
     DOCTOR  DATE

9.   Complete if Part 3 not completed
     a.  Purpose of insurance. Check all that apply.
           Estate preservation           Family protection
        Charitable        Mortgage protection     Other_____________________
     b. Annual earned income of the Proposed Insured(s) or of the Payor, if other than the Primary Proposed Insured
         Proposed Insured A  $_____________________
         Proposed Insured B  $_____________________

10.  Telephone interview information
     Best time to call Proposed Insured(s) at
     Business (  )______________    Home (  )_____________
     Time  __________Time  ______________


11.  AGENT(S) TO RECEIVE COMMISSION & VOLUME CREDIT
     (Circle letter to indicate who    Agency    Agent   Percent
     should receive correspondence.)   Number    Number  of credit
     a.
     b.
     c.

12. To the best of your knowledge, will the insurance applied for replace or change existing insurance or annuity in this or any other company?
      Yes     No
     (If "Yes", complete requirement of the state of residence.)


REMARKS:

Date   Contact Person if other than Agent   SIGNATURE OF AGENT
       Telephone No. of Agent   PLEASE PRINT NAME
       Facsimile No. of Agent    STREET ADDRESS (Please Print)

                            BANK DRAFT INFORMATION


The Automatic Bank Check plan, commonly known as ABC or Electronic Funds Transfer, is a preauthorized debit service which offers a convenient way to pay your insurance premiums. Under the ABC plan, your insurance premiums are collected from your bank account electronically. After each premium payment has been withdrawn from your bank account, a single-line entry in the amount of your premium payment will appear on your bank statement. That entry will be your receipt for payment of your premium. When paying with ABC, you no longer have to write additional checks or mail any premium payments. As long as you maintain a sufficient balance in your bank account, your insurance premiums are automatically paid from your account with no further effort on your part.

                         PREAUTHORIZED DEBIT AGREEMENT


I, the undersigned bank account owner, hereby authorize and request American General Life Insurance Company ("Company") to initiate electronic or other commercially accepted type debits against the indicated bank account in the depository institution named below ("Depository") for the payment of premiums and other indicated charges due on the insurance policy or policies listed below (hereafter referred to as "Policy", whether one or more), and to continue to initiate such debits in the event of a conversion, renewal or other change to any such policy. I hereby agree to indemnify and hold the Company harmless from any loss, claim or liability of any kind by reason or dishonor of any debit.

I understand that this Authorization will not affect the terms of the Policy, other than the mode of payment, and that if premiums are not paid within the applicable grace period, the Policy will terminate, subject to any applicable nonforfeiture provision. I acknowledge that the debit appearing on my bank statement shall constitute my receipt of payment, but no payment is deemed made until the company receives actual payment in its Home Office. I understand that this Authorization will not result in any insurance becoming effective under any conditional receipt or temporary insurance unless all terms of such conditional receipt or temporary insurance have been met.

I agree that this Authorization may be terminated by me or the Company at any time and for any reason by providing written notice of such termination to the non-terminating party and may be terminated by the Company immediately if any debt is not honored by the Depository named below for any reason.
     Policy No.      Insured        Premium Amount


     Bank Account Number_________________FREQUENCY:  ___Monthly
     Transit Routing Number _________________        ___Quarterly
     Name of Depository_____________________         ___Semi-Annually
     Address of Depository___________________        ___Annually


Preferred withdrawal date__________________________________
___Please initiate debits against my account for all outstanding premiums due.

Signature of Bank Account Owner    Date


                          PLEASE ATTACH VOIDED CHECK

                    American General Life Insurance Company
                          Home Office: Houston, Texas
                  LIMITED TEMPORARY LIFE INSURANCE AGREEMENT


Received $________________on this date from___________________________

This amount was paid when, on this date, a life insurance application was signed in which is named as the Primary Proposed Insured. We agree to provide temporary life insurance coverage as described below, subject to the rules that follow:

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY: DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK. NOTE: AGENT DOES NOT HAVE THE AUTHORITY TO ACCEPT A PREMIUM (INCLUDING AUTOMATIC BANK DRAFT CHECK, SALARY SAVINGS OR GOVERNMENT ALLOTMENT) WITH THIS APPLICATION IF THE CONDITIONS IN THE DECLARATION CANNOT BE MET; IF ANY PART OF QUESTION 12 HAS BEEN ANSWERED "YES", ANSWERED FALSELY, OR LEFT BLANK, THIS AGREEMENT WILL BE VOID AND ANY PAYMENT SUBMITTED WILL BE REFUNDED.


1. The full first mode premium must be submitted with this application. (Any payment submitted must be honored on its first presentation for payment.)
2.   The answer to all parts of question 12 must be "NO".
3. Upon receipt of due proof of the death of any person to be insured during the period covered by this agreement, the total amount we will pay under the policy, any riders, and this agreement, will be the lesser of:
     (a) the amount applied for on such person; or
     (b) $300,000 and the amount of any premium paid for coverage in excess of $300,000 on such person.
4. Such payment will be made in one sum to the beneficiary stated in the application. If death is due to suicide, payment will be limited to the return of the amount paid. Coverage under this agreement will be subject to the terms of the policy for which application is made.
5.   Coverage will begin on the latest of the following dates:
     (a) the date of the application;
     (b) the date that all medical examinations have been taken; or
     (c) the date requested in the application.
6. Coverage under this agreement will cease on the earliest of the following dates:
     (a) the date we issue the policy as applied for;
     (b) the date a policy issued other than as applied for is offered to the applicant;
     (c) the date we decline the application;
     (d) the date we state that the application will not be considered on a prepaid basis; or
     (e) 60 days from the date coverage begins under this agreement.
7.   Any payment submitted to and accepted by the Company will be:
     (a) applied to pay the first premium due if the policy is issued as applied for;
     (b) applied toward payment of the first premium if a policy is issued other than as applied for and is accepted by the applicant;
     (c) refunded if we decline the application or if the applicant refuses to accept a policy issued other than as applied for.

       No changes may be made in the terms and conditions of this form.

    No statement which claims to make such a change will bind the Company.

I understand and agree that no agent is authorized to accept risks or pass upon insurability, to make or modify contracts, or to waive any of the company's rights or requirements.

Signed at_____________________________________Date:_______________
                    CITY      STATE

X _____________________________________________
     SIGNATURE OF AGENT         AGENT NUMBER

DETACH THIS NOTICE &
LEAVE IT WITH THE
PROPOSED INSURED

                    American General Life Insurance Company
                          Home Office: Houston, Texas
                          NOTICE TO PROPOSED INSURED
                           Fair Credit Reporting Act

In compliance with the Fair Credit Reporting Act, as amended, we advise you that we may, as a part of our normal procedure for processing your contract application, request that an investigative consumer report be prepared whereby information is obtained through personal interviews with your neighbors, friends, former employers, primary insurance company or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics and mode of living.

You have the right to make a written request to our home office within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation, if one is made. Please address your request to New Business, American General Life Insurance Company, P.O. Box 1931, Houston, Texas 77251-1931. These reports are obtained in your best interest. They assist us in determining that the Company's insureds meet certain standards, thus allowing us to continue offering coverage at the lowest possible cost to all who qualify.


                          Medical Information Bureau


Information regarding your insurability will be treated as confidential. American General Life Insurance Company or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 01112, telephone number
(617) 426-3660.

American General Life Insurance Company or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

                        Insurance Information Practices

To issue an insurance policy, we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you and some will come from other sources. That information and any subsequent information collected by us may in certain circumstances be disclosed to third parties without your specific authorization.

You have a right of access and correction with respect to the information collected about you except information which relates to a claim or civil or criminal proceeding.

If you wish to have a more detailed explanation of our information practices, please contact: American General Life Insurance Company, New Business, P.O. Box 1931, Houston, Texas 77251-1931.


                Telephone Interview Information (If Applicable)

To help us process your application as rapidly as possible, American General Life may have one of its representatives contact you by telephone and at your convenience to secure additional underwriting information.

You may be assured that all information developed in this interview will be kept in strictest confidence and used solely for insurance purposes.